--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       EXHIBIT 4.4 - Lohrding Option Agreement
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    THE SECURITIES IN THE FORM OF NON-QUALIFIED STOCK OPTIONS OF CELL ROBOTICS INTERNATIONAL, INC. HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.


                          CELL ROBOTICS INTERNATIONAL, INC.
                               (A COLORADO CORPORATION)


Option No. NQ-01                                    450,000 Common Stock Options



                         CERTIFICATE FOR COMMON STOCK OPTIONS


    This certifies that, for value received, RONALD K. LOHRDING, or registered assigns ("Optionholder"), is the registered owner of the above indicated number of Options entitling the Optionholder, subject to the provisions of paragraph 1 below, to subscribe for, purchase and receive one (l) fully paid and non-assessable share of Common Stock, $.004 par value, (the "Common Stock") of Cell Robotics International, Inc., a Colorado corporation (the "Company"), upon presentation and surrender of this Option and upon payment of the Exercise Price as hereinbelow defined, for the shares of Common Stock of the Company, but only subject to the conditions set forth herein. The Exercise Price, the number of shares purchasable upon exercise of each Option, the number of Options outstanding and the Expiration Date are subject to adjustments upon the occurrence of certain events. The Optionholder may exercise all or any number of the Options represented hereby. Upon exercise of this Option, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed.
If the subscription rights represented hereby shall not be exercised at or before the Expiration Date, this Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

    1.   VESTING.

         The Options represented by this Certificate are subject to vesting. Options exercisable to purchase 150,000 shares of Common Stock shall vest and become exercisable on the closing of a public offering by the Company of 2,000,000 shares of Common Stock through several underwriters, of which Paulson Investment Co., Inc. and Cohig & Associates, Inc. shall serve as the representatives of such underwriters ("Public Offering"); and the balance of Option, shall vest on November 30, 2002; provided, however, that Options exercisable to purchase an additional 150,000 shares of Common Stock will vest 30 days after the end of any quarter in which the Company reports pre-tax income for any fiscal quarter of at least $50,000; and Options exercisable to purchase an additional 150,000 shares of Common Stock shall vest and become exercisable upon the Company reporting its first fiscal year with net income of at least $500,000.

    2.   TERM OF OPTIONS.

              The Options evidenced by this Certificate may be exercised in whole or in part commencing upon the respective vesting date such Option (the "Exercise Date") and ending 36 months from each respective Exercise Date ("Expiration Date"), but in no event later than December 31, 2002 (the "Final Expiration Date"); provided, however, that the Expiration Date may be extended by the Company under paragraph 3.

    3.   NOTICE OF EXTENDED EXPIRATION DATE.

         The Company may extend the Expiration Date for the exercise of this Option at any time by giving sixty (60) days' written notice thereof to the Optionholder. If this Option is not exercised on or before the extended expiration date, it shall become wholly void.

    4.   EXERCISE PRICE.

         Each vested and exercisable Options evidenced by this Certificate shall be exercisable to purchase one share of Common Stock of the Company at an Exercise Price equal to the initial price per share of the shares of Common Stock sold by the Company in the Public Offering, or $4.50 per share, whichever is greater (the "Exercise Price"). The Exercise Price is subject to adjustment under certain circumstances more fully describe in paragraphs 5 and 6 below.

    5.   ADJUSTMENTS OF EXERCISE PRICE AND SHARES.

         In the event the Common Stock issuable upon exercise of this Option shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, or in the event the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company, or subdivide or combine the outstanding shares of Common Stock, then in each such event the Holder of this Option shall have the right thereafter to exercise such Option and receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Option might have been exercised immediately prior to such reorganization, reclassification or change. In the case of any such reorganization, reclassification or change, the Exercise Price shall also be appropriately adjusted so as to maintain the aggregate Exercise Price. Further, in case of any consolidation or merger of the Company with or into another corporation in which consolidation or merger the Company is not the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety, or substantially as an entirety, the Company shall cause effective provision to be made so that the Optionholder shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by holders of the number of shares of Common Stock into which such Option might have been exercised immediately prior to such consolidation, merger, sale or conveyance, which provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

         Notwithstanding the foregoing, no adjustment of the Exercise Price shall be made as a result of or in connection with (1) the issuance of Common Stock of the Company pursuant to options, warrants and share purchase agreements now in effect or hereafter outstanding or created, (2) the establishment of option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Stock upon exercise of any options pursuant to such plans, (3) the issuance of Common Stock in connection with an acquisition, consolidation or merger of any type in which the Company is the continuing corporation, or (4) the issuance of Common Stock in consideration of such cash, property or service as may be approved by the Board of Directors of the Company and permitted by applicable law.

    6.   ADJUSTMENT TO EXERCISE PRICE.

         The Company may, in its sole discretion, lower the exercise price at any time, or from time-to-time. When any adjustment is made in the exercise price, the Company shall cause a copy of such statement to be mailed to the Optionholder, as of a date within ten (10) days after the date when the purchase price has been adjusted.

    7.   MANNER OF EXERCISE.

         The Optionholder of the Options evidenced by this Option Certificate may exercise all or any whole number of such Options during the Exercise Period in the manner stated herein. This Option Certificate, together with the purchase form provide for herein duly executed by the Optionholder or by the Optionholder's duly authorized attorney, plus payment of the purchase price, shall be surrendered to the Company. If upon exercise of any Options evidenced by this Option Certificate the number of Options exercised shall be less than the total number of Options so evidenced, there shall be issued to the Optionholder a new Option Certificate evidencing the number of Options not so exercised.

    8.   MANNER OF PAYMENT.

         The purchased price of each Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) by delivery to the Company of other common stock of the Company valued at its then-established fair market value, or (iii) by delivery to the Company of either Options or Warrants of the Company, valued at the difference between their Exercise Price and their then-established fair market value of the Company's common stock, or (iv) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred, or (v) in any other form of legal consideration that may be acceptable to the Board of Directors, in their discretion. For the purposes of this Paragraph 6, the fair market value of the Company's common stock shall be (i) the closing sale price for the Common Stock on the primary exchange upon which the shares are listed and traded on the date the Warrant is exercised, or (ii) if the shares are not traded on any national exchange, the closing sale price for the Common Stock on the NASDAQ National Market on the date the Warrant is exercised, or (iii) if the shares or neither traded on a national exchange nor listed on the NASDAQ National Market, then the average of the bid and ask prices for the Common Stock in the Over-The-Counter Market as quoted on the NASDAQ Small-Cap Market or (iv) if the shares of Common Stock are neither traded on a national exchange or the NASDAQ National Market nor quoted on the NASDAQ Small-Cap Market, the average of the bid and ask prices for the Common Stock as quoted by any recognized securities quotation service such as the National Quotation Bureau, Inc. or the OTC Electronic Bulletin Board on the date the Warrant is exercised. In the case of any deferred payment arrangement, any interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Internal Revenue Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

    9.   RESERVATION OF COMMON STOCK.

         The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Options upon the basis herein set forth will at all times during the term of this Option be reserved for the exercise thereof.

    10.  ISSUANCE OF COMMON STOCK UPON EXERCISE.

         The Company, at its expense, shall cause to be issued, within ten (10) days after exercise of this Option, a certificate or certificates in the name requested by the Optionholder of the number of shares of Common Stock to which the Optionholder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of the Options shall be validly issued, fully paid and non-assessable.

    11.  NO RIGHT AS STOCKHOLDER.

         The Optionholder is not, by virtue of ownership of the Options, entitled to any rights whatsoever of a stockholder of the Company.

    12.  ASSIGNMENT.

         This Option is not assignable by the Optionholder hereof.


Dated:                            CELL ROBOTICS INTERNATIONAL, INC.
      ------------------------


Attest:                           By:
       -------------------------      -------------------------------
        Secretary

                                    PURCHASE FORM


                                       Dated:                        , 199
                                             ------------------------     --

    The undersigned hereby irrevocably elects to exercise the attached Option
to the extent of purchasing         shares of Common Stock of Cell Robotics
International, Inc. and hereby makes payment of $                  in payment of
the Exercise Price therefor.



                            ----------------------------------------



                        INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
    -------------------------------------------------------------
                     (please typewrite or print in block letters)

Address
       ------------------------------------------------------------------

Signature
         -----------------------------------------------------------------

                               ------------------------


                                   ASSIGNMENT FORM

    FOR VALUE RECEIVED,
                        --------------------------------------------------
hereby sells, assigns and transfers unto

Name
    ----------------------------------------------------------------------
                              (please typewrite or print in block letters)

Address
       -------------------------------------------------------------------

the right to purchase Common Stock represented by this Option to the extent of shares as to which such right is exercisable and does hereby irrevocably
constitute and appoint                                       , attorney, to
transfer the same on the books of the Company with full power of substitution in the premises.

Signature
         ------------------------------------------------------------------

Dated:                                  , 19
      ----------------------------------    ---